Exhibit 99.1

ClearOne Announces $10 Million Stock Repurchase Program

SALT LAKE CITY, UTAH -- March 10, 2016 -- ClearOne (NASDAQ: CLRO) today announced that its Board of Directors has authorized the repurchase of up to $10 million of the company’s outstanding shares of common stock. Under the program, repurchases may be made from time to time in open market or privately negotiated transactions depending on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

“This repurchase program demonstrates our confidence in ClearOne’s business and prospects, as well as our commitment to delivering shareholder value,” said Zee Hakimoglu, Chief Executive Officer and Chairman of ClearOne. “During 2015, we generated strong cash flow, ending the year with substantially higher cash, cash equivalents and investments and no debt.”

About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio visual communications. The performance and simplicity of its advanced comprehensive solutions enhance the quality of life. ClearOne products offer unprecedented levels of functionality, reliability and scalability. More information about the company can be found at www.clearone.com.

This release contains "forward-looking" statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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Contact:
Investor Relations
+1-801-975-7200
investor_relations@clearone.com